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                                                                    Exhibit 99.3
[ZIMMER LOGO]

ZIMMER HOLDINGS, INC.

Wilmington, Delaware, U.S.A.

DEFINITIVE INTERIM RESULTS OF THE PUBLIC EXCHANGE AND CASH OFFER FOR ALL OUTSTANDING REGISTERED SHARES (INCLUDING REGISTERED SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES) OF CENTERPULSE AG, ZURICH, SWITZERLAND, HAVING A NOMINAL VALUE OF CHF 30.00 PER SHARE

On June 19, 2003, Zimmer Holdings, Inc., Wilmington, Delaware, U.S.A. ("ZIMMER"), commenced a public exchange and cash offer for all outstanding registered shares (including registered shares represented by American depositary shares) of Centerpulse AG, Zurich, Switzerland ("CENTERPULSE" and such offer, the "OFFER").

- Each outstanding registered share of Centerpulse having a nominal value of CHF 30.00 per share ("CENTERPULSE SHARE") will be exchanged for 3.68 shares of common stock of Zimmer having a par value of USD 0.01 per share ("ZIMMER COMMON STOCK"), plus CHF 120.00 net in cash, without interest, subject to the mix and match election.

- Each outstanding Centerpulse American depositary share ("CENTERPULSE ADS") will be exchanged for 0.368 of a share of Zimmer Common Stock, plus the USD equivalent of CHF 12.00 net in cash, without interest, subject to the mix and match election.

At the same time, Zimmer commenced a separate public exchange and cash offer for all outstanding bearer shares of InCentive Capital AG, Zug, Switzerland ("INCENTIVE" and such offer, the "INCENTIVE OFFER"), which currently is a beneficial owner of 2,237,577 Centerpulse Shares (approximately 18.6 % of the issued Centerpulse Shares).

DEFINITIVE INTERIM RESULTS

As of the end of the offer period on August 27, 2003 at 4:00 p.m. (Swiss time), 7,489,650 Centerpulse Shares and 6,712,776 Centerpulse ADSs (including Centerpulse ADSs subject to guaranteed delivery) representing 671,277 Centerpulse Shares were tendered to Zimmer. This results in a total number of 8,160,927 Centerpulse Shares tendered to Zimmer and corresponds to 68.0 % of the outstanding Centerpulse Shares to which the Offer relates.

Taking into account Zimmer's holding in Centerpulse, Centerpulse's treasury shares, as well as the Centerpulse Shares held by InCentive, which Zimmer will indirectly control following the consummation of the InCentive Offer which also is being declared successful today, the resulting interest of Zimmer in Centerpulse amounts to 86.7 % of the issued Centerpulse Shares and voting rights in Centerpulse.

FULFILLMENT OF THE CONDITIONS

Zimmer declares the conditions to the Offer (section 2.5 of the Swiss offer prospectus) as fulfilled and the Offer as successful.


ADDITIONAL ACCEPTANCE PERIOD

In accordance with the terms of the Offer (section 2.8 of the Swiss offer prospectus), the period for acceptance of the Offer will be extended by ten Swiss trading days, in order for holders of Centerpulse Shares or Centerpulse ADSs who have not yet tendered their Centerpulse Shares or Centerpulse ADSs to be able to tender their Centerpulse Shares or Centerpulse ADSs into the Offer during these additional ten Swiss trading days. The additional acceptance period begins on September 2, 2003 and ends on September 15, 2003 at 4:00 p.m. (Swiss time), 10:00 a.m. (New York City time).



SUBMISSION OF APPLICATIONS

Holders whose Centerpulse Shares or Centerpulse ADSs are held in a safekeeping account and who have not yet accepted the Offer are asked to proceed according to the instructions of their custodian bank.


Holders who keep their Centerpulse Shares or Centerpulse ADSs at home in certificated form and who have not yet accepted the Offer are asked to proceed according to the instructions of the share register of Centerpulse in the case of Centerpulse Shares and according to the ADS letter of transmittal in the case of Centerpulse ADSs.

MIX AND MATCH ELECTION

All calculations will be made by reference to the number of acceptances and elections as of September 15, 2003, the last day of the additional acceptance period. For purposes of these calculations, the assumed value of Zimmer Common Stock shall be CHF 62.50 per share (based on the closing price of Zimmer Common Stock of USD 48.28 per share on May 19, 2003, the last trading day prior to the pre-announcement of the Offer and the noon buying rate for U.S. dollars on such date of USD 1.00 = CHF 1.2945).

SETTLEMENT DATE

The exchange of Centerpulse Shares and Centerpulse ADSs for shares of Zimmer Common Stock is expected to take place on October 2, 2003, subject to approval by competent Swiss authorities. On the same day, the offered cash amount per tendered Centerpulse Share or Centerpulse ADS (including any cash to be paid instead of issuing fractional shares of Zimmer Common Stock) will be paid.

LISTING / REGISTRATION

The shares of Zimmer Common Stock to be issued pursuant to the Offer have been registered under the U.S. Securities Act of 1933, as amended, and have been authorized for listing on the New York Stock Exchange. Furthermore, Zimmer has made an application for admission of a secondary listing to the SWX Swiss Exchange, as of the settlement date.


Zurich, September 2, 2003

                           CREDIT SUISSE FIRST BOSTON

                                                SWISS                                                 TELEKURS
                                           SECURITY NUMBER          ISIN              BLOOMBERG      TICKER SYMBOL

Centerpulse Share
- not tendered for exchange (1st line)        654 485          CH 000 654485 9        CEPN SW          CEPN
- tendered for exchange
  to Zimmer (3rd line)                        1 619 052        CH 001 619052 9        CEPNEE SW        CEPNEE
Centerpulse ADS                               1 429 052        US 152 005104 6        CEP US           CEP
Zimmer Common Stock                           1 262 932        US 989 56P102 1        ZMH US           ZMH



STATEMENTS REGARDING THIS ANNOUNCEMENT AND ZIMMER'S EXCHANGE OFFERS

UNITED STATES OF AMERICA

This announcement is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any exchange offer has been and will be made only through a registration statement and related materials. In connection with Zimmer's exchange offers, Zimmer has filed registration statements on Form S-4 (each containing a U.S. prospectus) and a proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission and has submitted Swiss offer prospectuses to the Swiss Takeover Board. Investors and securityholders of Centerpulse, InCentive and Zimmer are advised to read these disclosure materials (including other disclosure materials when they become available), because these materials contain important information. Investors and securityholders may obtain a free copy of the disclosure materials and other documents filed by Zimmer with the U.S. Securities and Exchange Commission at the SEC's website at www.sec.gov. The disclosure materials and other documents of Zimmer may also be obtained from Innisfree M&A Incorporated, the information agent for the Offer, at (877) 750-5836. Additionally, the Swiss offer prospectuses in German, French or English, which include as an exhibit the U.S. prospectus, can be ordered free of charge from Credit Suisse First Boston, Zurich (phone: +41 1 333 43 85, fax:
+41 1 333 23 88, e-mail: equity.prospectus@csfb.com).

UNITED KINGDOM RESTRICTION ON DISTRIBUTION OF THESE DOCUMENTS

The shares of Zimmer Common Stock offered in its exchange offers may not be offered or sold in the United Kingdom, by means of Zimmer's offer documents or any other document, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

ZIMMER'S OFFER DOCUMENTS RELATING TO ZIMMER'S EXCHANGE OFFER FOR CENTERPULSE ARE IMPORTANT AND REQUIRE YOUR IMMEDIATE ATTENTION. If you are in any doubt about the action you should take, you are recommended immediately to seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorized under the Financial Services & Markets Act 2000 if you are resident in the United Kingdom or, if not, another appropriately authorized independent financial adviser.

SALES RESTRICTIONS IN CERTAIN COUNTRIES AND JURISDICTIONS

The distribution of Zimmer's offer documents and the making of its exchange offers may, in certain jurisdictions, be restricted by law. Zimmer's exchange offers are not being made, directly or indirectly, in or into, and will not be capable of acceptance from or within, any jurisdiction in which the making of such exchange offers or the acceptance thereof would not be in compliance with the laws of that jurisdiction. Persons who come into possession of Zimmer's offer documents should inform themselves of and observe any of these restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any of these jurisdictions. Zimmer does not assume any responsibility for any violation by any person of any of these restrictions. ZIMMER IS NOT MAKING ANY EXCHANGE OFFERS IN OR INTO - AND ZIMMER'S EXCHANGE OFFERS MAY NOT BE ACCEPTED IN OR FROM - AUSTRALIA, CANADA OR JAPAN.

[CREDIT SUISSE LOGO]

Publication by Credit Suisse First Boston, Zurich, in the following newspapers (publication date: September 2, 2003):

-     Neue Zurcher Zeitung

-     Finanz und Wirtschaft (publication on September 3, 2003)

-     Le Temps